Exhibit 99.1

Unusual Machines Completes Acquisitions of Fat Shark and Rotor Riot

SAN JUAN, PUERTO RICO – February 22, 2024 (ACCESSWIRE) – Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”) announced today the closing of its acquisitions of Fat Shark Holdings, Ltd. (“Fat Shark”), a pioneer in the design and manufacture of ultra-low latency first-person-view (FPV) goggles, and Rotor Riot LLC (“Rotor Riot”), a curated e-commerce marketplace focused on serving drone enthusiasts.

"With the acquisitions of Fat Shark and Rotor Riot, Unusual Machines is well positioned to serve the FPV drone market," said Allan Evans, CEO of Unusual Machines. "These strategic moves provide the basis from which we are able to focus on delivering great products to enthusiasts, drone builders, and FPV pilots."

The integration of Fat Shark and Rotor Riot into Unusual Machines is expected to bolster the Company's market position, leveraging Fat Shark's technical prowess in FPV goggles and Rotor Riot's robust e-commerce platform and community engagement. Historical revenues for the two companies for the 12-months ended April 30, 2023, were $5.8 million, up 26.1% from $4.6 million in the 12-months ended April 30, 2022.

Unusual Machines' business is focused on expanding its customer base through superior products and rapid adoption. The Company is committed to investing in new products and intellectual property and aims to explore and pursue additional acquisitions that complement and enhance its current offerings, with an emphasis on expanding customer relationships and integrating third-party solutions.

By targeting promising FPV drone companies, Unusual Machines aims to provide a domestic alternative to international players. "Our acquisitions of Fat Shark and Rotor Riot mark the beginning of an exciting journey toward leadership in the nascent domestic drone industry," added Evans. "We are committed to unlocking the full potential of FPV technology and delivering superior experiences to our customers worldwide."

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio. The Company also retails small, acrobatic FPV (first-person-view) drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar US drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the integration of Fat Shark and Rotor Riot and the expected benefits, investing in new products and intellectual property, pursing, pursuing complimentary acquisitions, and becoming the dominant Tier-1 supplier to the drone industry. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include our ability to select, negotiate and close any acquisition targets, the sufficiency of our cash resources and future stock price, our ability to enhance our existing products, develop new products and create new services for our customers and future customers, and the risk factors contained in our final Prospectus filed with the Securities and Exchange Commission. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Dave Gentry

RedChip Companies

1-407-491-4498

1-800-733-2447

UMAC@redchip.com

SOURCE: Unusual Machines, Inc.